FOR IMMEDIATE RELEASE
DATE: August 13, 2015
XENIA HOTELS & RESORTS REPORTS SECOND QUARTER 2015 RESULTS
Orlando, FL – August 13, 2015 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the second quarter ended June 30, 2015. The Company’s results include the following:

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Same-Property Number of Hotels	46	46		46	46
Same-Property Number of Rooms	12,643	12,636		12,643	12,636
Same-Property Occupancy	79.7%	80.1%	(0.5)%	76.8%	77.8%	(1.3)%
Same-Property Average Daily Rate Adjusted for USALI(1)	$188.43	$179.15	5.2%	$185.45	$175.78	5.5%
Same-Property RevPAR Adjusted for USALI (1)	$150.19	$143.44	4.7%	$142.44	$136.73	4.2%
Same-Property Unadjusted Average Daily Rate (2)	$188.43	$180.52	4.4%	$185.45	$177.25	4.6%
Same-Property Unadjusted RevPAR(2)	$150.19	$144.54	3.9%	$142.44	$137.87	3.3%
Same-Property Hotel EBITDA(3)	$85,634	$80,895	5.9%	$155,512	$145,928	6.6%
Same Property Hotel EBITDA Margin(3)	34.1%	33.4%	70 bps	32.5%	31.6%	90 bps

Adjusted EBITDA(3)	$80,174	$72,479	10.6%	$144,902	$128,634	12.6%
Adjusted FFO(3)	$63,760	$57,128	11.6%	$114,547	$98,180	16.7%
Adjusted FFO per diluted share(3)	$0.57	$0.50	14.0%	1.02	$0.87	17.2%

Net income attributable to common stockholders(4)	$23,739	$22,884	3.7%	$8,869	$25,206	(64.8)%
Net income attributable to common stockholders per diluted share(4)	$0.21	$0.20	5.0%	$0.08	$0.22	(63.6)%

(1)
Average Daily Rate ("ADR") and RevPAR for the three and six months ended June 30, 2014 are presented after adjusting for the adoption of the Eleventh Revised Edition of the Uniform System of Accounts for the Lodging Industry (“USALI”) as provided by our operators.

(2)	ADR and RevPAR are unadjusted for changes resulting from the adoption of USALI.

(3)
See tables later in this press release for reconciliations from net income to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds From Operations ("FFO"), Adjusted FFO, and Adjusted FFO per share. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, per share and hotel EBITDA are non-GAAP financial measures.

(4)
Includes $1.2 million and $26.5 million of one-time general and administrative expenses for three months and six months ended June 30, 2015, respectively. See accompanying notes to the combined consolidated financial statements in the Company’s Form 10-Q for more detail.

"Same-Property” results include the results for all hotels owned as of June 30, 2015, except for the two hotels under development, include periods prior to the Company’s ownership of the Aston Waikiki Beach Resort, and excludes the results of operations of the Crowne Plaza Charleston, Doubletree Suites Atlanta Galleria, and Holiday Inn Secaucus, all of which we disposed of in 2014. Results also include renovation and remediation disruption, and excludes the NOI guaranty payment at the Andaz San Diego.

The Company’s financial statements prior to February 3, 2015 have been “carved out” of InvenTrust Properties Corp.’s (“InvenTrust”) financial statements and reflect significant assumptions and allocations from those financial statements, such as allocations of corporate debt, shared services functions, employee-related costs and other corporate overhead. Based on these presentation matters, these financial statements may not be comparable to prior periods.
Second Quarter 2015 Highlights

▪
Same-Property RevPAR: Same-Property RevPAR, as adjusted by our operators for USALI, increased 4.7% from the second quarter of 2014 to $150.19, driven by a 5.2% ADR increase slightly offset by a 0.5% decrease in occupancy. Unadjusted Same-Property RevPAR increased 3.9%. The Company estimates that RevPAR growth was negatively impacted by approximately 60 bps year-over-year due to the renovation disruption at the Marriott San Francisco Airport Waterfront.

▪	Same-Property Hotel EBITDA Margin: Same-Property Hotel EBITDA margin was 34.1%, an increase of 70 basis points from the same period in 2014.

▪	Adjusted EBITDA: Adjusted EBITDA grew $7.7 million to $80.2 million, an increase of 10.6% over the second quarter of 2014.

▪	Adjusted FFO: Adjusted FFO available to common stockholders increased to $0.57 per diluted share compared to $0.50 per diluted share for the second quarter of 2014, representing an increase of 14.0%.

▪	Dividends: The Company declared its second quarter dividend of $0.23 per share on June 4, 2015. The dividend was paid on July 15, 2015.
“We are pleased with our second quarter results as we were able to significantly increase our Adjusted EBITDA and Adjusted FFO,” said Marcel Verbaas, President and Chief Executive Officer of Xenia. “The fact that our adjusted same-property ADR and RevPAR increased by 5.2% and 4.7%, respectively, despite headwinds in the Houston market and the disruption from our Marriott San Francisco Airport Waterfront renovation, is reflective of the overall strength of our portfolio. Lodging market fundamentals remain strong and we are anticipating continued positive results for the remainder of the year.”
Year to Date Results
For the six months ended June 30, 2015, Same-Property RevPAR as provided by our operators adjusted for USALI increased 4.2% from the first half of 2014 to $142.44 with ADR growth of 5.5% offset by a slight decline in occupancy of 1.3%. Unadjusted Same-Property RevPAR increased 3.3%. The Company's Same-Property Hotel EBITDA Margin was 32.5%, which improved 90 basis points compared to the same period in prior year. The Company's Adjusted EBITDA and Adjusted FFO per diluted share increased 12.6% and 17.2%, respectively, during the first half of 2015 as compared to the same period in 2014. The Company estimates that RevPAR growth was negatively impacted by approximately 155 bps year-over-year due to the renovation disruption at the Marriott San Francisco Airport Waterfront, the Aston Waikiki Beach Resort, the Andaz Napa and the Hyatt Regency Santa Clara.
Acquisitions
Subsequent to the end of the quarter, the Company completed the acquisition of three high-quality lifestyle boutique hotels for a combined purchase price of $245 million. The 84-room RiverPlace Hotel located in downtown Portland, the 97-room Canary Hotel located in downtown Santa Barbara, and the 230-room Hotel Palomar located in downtown Philadelphia will all continue to be managed by Kimpton Hotels & Resorts.
Additionally, in August 2015 the Company announced it had entered into a purchase agreement to acquire the Hotel Commonwealth in Boston for a purchase price of $136 million. The transaction is subject to customary closing conditions and the completion of the current hotel expansion, including a new 96-room wing with 7,000 square feet of additional meeting space, and is expected to close early in 2016. The hotel will continue to be managed by Sage Hospitality.

“We are very excited to have added the three Kimpton hotels and look forward to adding the Hotel Commonwealth upon completion of its expansion project” added Mr. Verbaas. “These acquisitions exemplify the continued execution of our strategy to own a diverse portfolio of high quality assets in top lodging markets and key leisure destinations. We are looking forward to working with Kimpton and Sage to build on the already strong results at these outstanding lifestyle boutique hotels.”
Hotels Under Development
The Grand Bohemian Charleston, a 50-room Autograph Collection hotel located in Charleston, South Carolina in which the Company owns a 75% interest, is expected to open in the third quarter of 2015. Total costs to develop the hotel are estimated to be approximately $31 million, of which $28 million has been incurred to date.
The Grand Bohemian Mountain Brook, a 100-room Autograph Collection hotel located in an upscale suburb of Birmingham, Alabama in which the Company owns a 75% interest, is expected to open in the fourth quarter of 2015. Total costs to develop the hotel are estimated to be approximately $44 million, of which $34.5 million has been incurred to date.
Capital Investments
The Company invested $11.7 million of capital in its hotels during the second quarter (excluding expenditures to remediate the Napa earthquake damage) and completed its $18 million renovation of the Marriott San Francisco Airport Waterfront renovation, which included the addition of three guest rooms to the hotel. An additional room was also recently added at the Hyatt Regency Santa Clara and the earthquake remediation at the two Napa hotels has been completed at a total cost of approximately $9.5 million, most of which is related to the Andaz Napa. We will begin a comprehensive renovation of the guest rooms at the Napa Valley Marriott Hotel & Spa in December, which is expected to be completed in the first quarter of 2016.
Balance Sheet
During the quarter, the Company paid off the $55.2 million mortgage encumbering the Hilton Garden Inn Washington D.C. Downtown. As of June 30, 2015, the Company had total outstanding debt of $1.1 billion, with no outstanding borrowings on its $400 million senior unsecured credit facility and a weighted average interest rate of 3.93%. In connection with the acquisition of the three hotels in July 2015, the Company borrowed $127 million on its revolving line of credit. Total net debt to trailing 12 month pro forma Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 3.5x as of June 30, 2015. As of June 30, 2015, the Company had $197 million of cash and cash equivalents.
2015 Outlook and Guidance
The Company has updated its outlook for 2015, incorporating the recent acquisitions of the RiverPlace Hotel, the Canary Hotel and the Hotel Palomar which are expected to generate EBITDA of $7 million to $8 million for the remainder of 2015. Additionally the Company's outlook for 2015 is based on the current economic environment, incorporates all expected renovation disruption, assumes no further acquisitions or dispositions, includes the completion of its two development properties, and takes into consideration its second quarter performance. The Company's 2015 capital expenditure range includes its renovation projects, but excludes earthquake damage remediation at the Napa hotels. The Company's financial expectations for 2015 are as follows:

	Revised Guidance
	Low End	High End
	($ in millions)
RevPAR growth adjusted for USALI	5.0%	6.0%
Adjusted EBITDA	$288.0	$297.0
Adjusted FFO	$227.0	$236.0
Capital Expenditures	$45.0	$55.0

Quarter 2015 Earnings Call
The Company will conduct its quarterly conference call on Thursday, August 13, 2015 at 11:00 AM eastern time. To participate in the conference call, please dial (855) 656-0921. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests primarily in premium full service, lifestyle and urban upscale hotels, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 49 hotels, comprising 13,054 rooms, across 20 states and the District of Columbia, and has a majority interest in two hotels under development. Xenia's hotels are primarily operated by industry leaders such as Marriott®, Hilton®, Hyatt®, Starwood®, Kimpton®, Aston®, Fairmont® and Loews®, as well as leading independent management companies, under various nationally recognized brands. For more information on Xenia's business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative,” references to "outlook," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our plans, strategies, the outlook for RevPAR, Adjusted EBITDA, Adjusted FFO, capital expenditures and derivations thereof, financial performance, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.

All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Contact:
Andrew Welch, Chief Financial Officer, Xenia Hotels & Resorts, (407) 317-6950
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Combined Condensed Consolidated Balance Sheet
As of June 30, 2015 and December 31, 2014
($ amounts in thousands, except per share data, and unaudited)

	June 30, 2015	December 31, 2014
Assets:
Investment properties:
Land	$337,093	$338,313
Building and other improvements	2,739,186	2,710,647
Construction in progress	62,599	39,736
Total	$3,138,878	$3,088,696
Less: accumulated depreciation	(576,406)	(505,986)
Net investment properties	$2,562,472	$2,582,710
Cash and cash equivalents	197,300	163,053
Restricted cash and escrows	85,925	87,296
Accounts and rents receivable, net of allowance of $286 and $251, respectively	31,283	26,504
Intangible assets, net of accumulated amortization of $15,562 and $15,143, respectively	62,448	64,541
Deferred tax asset	1,883	2,393
Other assets	48,098	29,254
Total assets (including $63,292 and $41,054, respectively, related to consolidated variable interest entities)	$2,989,409	$2,955,751
Liabilities
Debt	1,127,187	1,295,048
Accounts payable and accrued expenses	81,576	88,356
Distributions payable	25,684	—
Other liabilities	51,190	51,426
Total liabilities (including $41,476 and $27,679, respectively, related to consolidated variable interest entities)	$1,285,637	$1,434,830
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, (liquidation preference of $1,000) 50,000,000 shares authorized, 125 shares issued and outstanding as of June 30, 2015 and 0 shares authorized, issued or outstanding as of December 31, 2014	$—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 111,671,372 issued and outstanding as of June 30, 2015 and 100,000 shares authorized, 1,000 issued and outstanding as of December 31, 2014	1,117	—
Additional paid in capital	1,992,266	1,781,427
Distributions in excess of retained earnings	(297,330)	(264,161)
Total Company stockholders’ equity	$1,696,053	$1,517,266
Non-controlling interests	7,719	3,655
Total equity	$1,703,772	$1,520,921
Total liabilities and equity	$2,989,409	$2,955,751
See accompanying notes to the combined condensed consolidated financial statements in the Company’s Form 10-Q.

Xenia Hotels & Resorts, Inc.
Combined Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2015 and 2014
($ amounts in thousands, except per share data, and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Room revenues	$172,792	$170,257	$325,882	$316,740
Food and beverage revenues	64,954	61,727	127,207	119,339
Other revenues	13,477	15,128	26,007	29,559
Total revenues	$251,223	$247,112	$479,096	$465,638
Expenses:
Room expenses	37,348	36,478	72,534	69,622
Food and beverage expenses	41,311	40,632	81,498	79,749
Other direct expenses	4,385	8,317	8,651	16,474
Other indirect expenses	56,226	53,497	109,484	103,809
Management and franchise fees	13,618	14,284	25,070	26,590
Total hotel operating expenses	152,888	153,208	297,237	296,244
Depreciation and amortization	35,889	36,512	72,276	70,396
Real estate taxes, personal property taxes and insurance	11,805	10,745	23,999	21,563
Ground lease expense	1,322	1,484	2,597	2,538
General and administrative expenses	6,947	8,297	13,992	13,756
Business management fees	—	—	—	1,474
Acquisition transaction costs	856	10	885	1,130
Provision for asset impairment	—	—	—	2,998
Separation and other start-up related expenses	1,165	—	26,461	—
Total expenses	$210,872	$210,256	$437,447	$410,099
Operating income	$40,351	$36,856	$41,649	$55,539
Gain on sale of investment property	—	962	—	962
Other income (expense)	(148)	(1,070)	2,434	(945)
Interest expense	(13,048)	(14,710)	(26,230)	(29,158)
Equity in (losses) and gain on consolidation of unconsolidated entity, net	—	(32)	—	4,216
Income before income taxes	$27,155	$22,006	$17,853	$30,614
Income tax expense	(3,405)	(2,006)	(8,484)	(3,924)
Net income from continuing operations	$23,750	$20,000	$9,369	$26,690
Net income (loss) from discontinued operations	—	2,884	(489)	(1,484)
Net income	$23,750	$22,884	$8,880	$25,206
Net income attributable to non-controlling interests	(3)	—	(3)	—
Net income attributable to the Company	$23,747	$22,884	$8,877	$25,206
Distributions to preferred stockholders	(8)	—	(8)	—
Net income attributable to common stockholders	$23,739	$22,884	$8,869	$25,206
Basic earnings per share
Income from continuing operations available to common stockholders	$0.21	$0.18	$0.08	$0.23
Income (loss) from discontinued operations available to common stockholders	$—	$0.02	$—	$(0.01)
Net income per share available to common stockholders (basic)	$0.21	$0.20	$0.08	$0.22
Weighted average number of common shares (basic)	111,676,096	113,397,997	112,316,767	113,397,997

Xenia Hotels & Resorts, Inc.
Combined Condensed Consolidated Statements of Operations - Continued
For the Three and Six Months Ended June 30, 2015 and 2014
($ amounts in thousands, except per share data, and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Diluted earnings per share
Income from continuing operations available to common stockholders	$0.21	$0.18	$0.08	$0.23
Income (loss) from discontinued operations available to common stockholders	$—	$0.02	$—	$(0.01)
Net income per share available to common stockholders (diluted)	$0.21	$0.20	$0.08	$0.22
Weighted average number of common shares (diluted)	111,914,085	113,397,997	112,460,712	113,397,997
See accompanying notes to the combined condensed consolidated financial statements in the Company’s Form 10-Q.

Non-GAAP Financial Measures
The Company considers the following useful non-GAAP financial measures to investors as key supplemental measures of operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA and Adjusted EBITDA
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to an investor regarding results of operations, in evaluating and facilitating comparisons of operating performance between periods and between REITs by removing the impact of capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and along with FFO and Adjusted FFO, it is used by management in the annual budget process for compensation programs.
The Company further adjusts EBITDA for certain additional items such as hotel property acquisitions and pursuit costs, amortization of share-based compensation, equity investment adjustments, the cumulative effect of changes in accounting principles, impairment of real estate assets, operating results from properties sold and other costs it believes do not represent recurring operations and are not indicative of the performance of its underlying hotel property entities. The Company believes Adjusted EBITDA provides investors with another financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and joint ventures, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains (losses) from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs.
The Company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO such as hotel property acquisition and pursuit costs, amortization of debt origination costs and share-based compensation, operating results from properties that are sold and other expenses it believes do not represent recurring operations. The Company believes that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of operating performance.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
For the Three and Six Months Ended June 30, 2015 and 2014
($ amounts in thousands and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income attributable to the Company	$23,747	$22,884	$8,877	$25,206
Adjustments:
Interest expense	13,048	14,710	26,230	29,158
Interest expense from unconsolidated entity	—	—	—	34
Interest expense from discontinued operations	—	7,947	—	15,831
Income tax expense	3,405	2,006	8,484	3,924
Depreciation and amortization related to investment properties	35,889	36,512	72,276	70,396
Depreciation and amortization related to investment in unconsolidated entity	—	—	—	102
Depreciation and amortization of discontinued operations	—	12,702	—	25,305
EBITDA	$76,089	$96,761	$115,867	$169,956
Reconciliation to Adjusted EBITDA
Impairment of investment properties	—	—	—	2,998
Gain on sale of investment property	—	(962)	—	(962)
Loss on extinguishment of debt	178	1,081	283	1,081
Gain on consolidation of investment in unconsolidated entity	—	—	—	(4,481)
Acquisition and pursuit costs	856	10	885	1,130
Amortization of share-based compensation expense	1,774	—	3,448	—
Gain from excess property insurance recovery	—	—	(276)	—
Business interruption proceeds net of hotel related expenses(1)	154	—	(2,170)	—
EBITDA adjustment for three hotels sold in 2014 (2)	(42)	(878)	(85)	(1,436)
EBITDA adjustment for Suburban Select Service Portfolio (3)	—	(23,533)	489	(39,652)
Other non-recurring expenses (4)	1,165	—	26,461	—
Adjusted EBITDA	$80,174	$72,479	$144,902	$128,634

(1)
The business interruption insurance recovery for 2014 for the six months ended June 30, 2015 was $3.7 million, which is net of $1.5 million of hotel related expenses, attributable to those hotels impacted by the August 2014 Napa Earthquake.

(2)	The following three hotels were disposed of in 2014: Crowne Plaza Charleston, Doubletree Suites Atlanta Galleria, and Holiday Inn Secaucus.

(3)
On November 17, 2014, InvenTrust sold the Suburban Select Service Portfolio for an aggregate gross disposition price of $1.1 billion. Prior to the sale transaction, the Company oversaw the Suburban Select Service Portfolio. This sale reflected a strategic shift and had a major impact on our consolidated financial statements; therefore the operations of these 52 hotels are reflected as discontinued operations on the combined condensed consolidated statements of operations for the three and six months ended June 30, 2015 and 2014.

(4)
For the three and six months June 30, 2015, other non-recurring expenses include one-time costs related to the listing of our common stock on the NYSE, such as legal, audit fees and other professional fees, costs related to the Tender Offer described in Note 10 in the combined condensed consolidated financial statements in the Company's Form 10-Q as of June 30, 2015 and 2014, and other start-up costs incurred while transitioning to a stand-alone, publicly-traded company.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to FFO and Adjusted FFO
For the Three and Six Months Ended June 30, 2015 and 2014
($ amounts in thousands and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income attributable to the Company	$23,747	$22,884	8,877	25,206
Adjustments:
Depreciation and amortization related to investment properties	35,889	36,512	72,276	70,396
Depreciation and amortization related to investment in unconsolidated entity	—	—	—	102
Depreciation and amortization of discontinued operations	—	12,702	—	25,305
Impairment of investment property	—	—	—	2,998
Gain on sale of investment property	—	(962)	—	(962)
Gain on consolidation of investment in unconsolidated entity	—	—	—	(4,481)
FFO	$59,636	$71,136	$81,153	$118,564
Distribution to preferred shareholders	(8)	—	(8)	$—
FFO available to common share and unit holders	$59,628	$71,136	$81,145	$118,564
Reconciliation to Adjusted FFO
Loss on extinguishment of debt	$178	$1,081	$283	$1,081
Acquisition and pursuit costs	856	10	885	1,130
Loan related costs (1)	1,022	1,264	2,191	2,414
Amortization of share-based compensation expense	1,774	—	3,448	—
Income tax related to restructuring (2)	(975)	—	1,900	—
Business interruption proceeds net of hotel related expenses (3)	154	—	(2,170)	—
Less FFO adjustment for three hotels sold in 2014 (4)	(42)	(777)	(85)	(1,188)
Less FFO adjustment for Suburban Select Service Portfolio (5)	—	(15,586)	489	(23,821)
Other non-recurring expenses (6)	1,165	—	26,461	—
Adjusted FFO	$63,760	$57,128	$114,547	$98,180

(1)	Loan related costs included amortization of debt discounts, premiums and deferred loan origination costs.

(2)
For the six months ended June 30, 2015, the Company recognized income tax expense of $8.5 million, of which $1.9 million related to a gain on the transfer of a hotel between legal entities resulting in a more optimal structure in connection with the Company’s intention to elect to be taxed as a REIT. During the three months ended June 30, 2015, the Company revised its estimated tax for the restructuring which resulted in a reduction of the related expense of $1.0 million.

(3)
The business interruption insurance recovery for the six months ended June 30, 2015 was $3.7 million, which was net of $1.5 million of hotel related expenses, attributable to those hotels impacted by the August 2014 Napa Earthquake.

(4)	The following three hotels were disposed of in 2014: Crowne Plaza Charleston, Doubletree Suites Atlanta Galleria, and Holiday Inn Secaucus.

(5)
On November 17, 2014, InvenTrust sold the Suburban Select Service Portfolio for an aggregate gross disposition price of $1.1 billion. Prior to the sale transaction, the Company oversaw the Suburban Select Service Portfolio. This sale reflected a strategic shift and had a major impact on our consolidated financial statements; therefore the operations of these 52 hotels are reflected as discontinued operations on the combined condensed consolidated statements of operations for the three and six months ended June 30, 2015 and 2014.

(6)
For the three and six months ended June 30, 2015, other non-recurring expenses include one-time costs related to the listing of our common stock on the NYSE, such as legal, audit fees and other professional fees, costs related to the Tender Offer described in Note 10 in the combined condensed consolidated financial statements in the Company's Form 10-Q as of June 30, 2015 and 2014, and other start-up costs incurred while transitioning to a stand-alone, publicly-traded company.

Xenia Hotels & Resorts, Inc.
Debt Summary as of June 30, 2015
($ in thousands)

	Rate Type (1)	Rate	Fully Extended Maturity Rate (2)	Outstanding as of June 30, 2015
Mortgage Loans
Hilton Garden Inn Chicago North Shore / Evanston	Fixed	5.94%	June 2016	$18,627
Grand Bohemian Hotel Orlando	Fixed	5.82%	October 2016	49,832
Marriott Woodlands Waterway Hotel & Convention Center	Fixed	4.50%	December 2016	73,337
Renaissance Atlanta Waverly Hotel & Convention Center	Fixed	5.50%	December 2016	97,000
Renaissance Austin Hotel	Fixed	5.51%	December 2016	83,000
Hyatt Regency Orange County	Fixed	5.25%	January 2017	62,346
Residence Inn Boston Cambridge	Fixed	5.50%	February 2017	30,466
Courtyard Pittsburgh Downtown	Fixed	4.00%	March 2017	22,940
Hampton Inn & Suites Denver Downtown	Fixed	5.25%	March 2017	13,478
Marriott Griffin Gate Resort & Spa	Variable	2.69%	March 2017	34,738
Marriott San Francisco Airport Waterfront	Fixed	5.40%	April 2017	53,243
Courtyard Birmingham Downtown at UAB	Fixed	5.25%	April 2017	13,503
Hilton University of Florida Conference Center Gainesville	Fixed	6.46%	February 2018	27,775
Residence Inn Denver City Center	Variable	2.44%	April 2018	45,210
Bohemian Hotel Savannah Riverfront	Variable	2.54%	December 2018	27,480
Fairmont Dallas	Variable	2.19%	April 2019	56,559
Andaz Savannah	Variable	2.19%	January 2020	21,500
Hotel Monaco Denver	Variable	2.29%	January 2020	41,000
Andaz Napa	Variable	2.29%	March 2020	30,500
Marriott Dallas City Center	Variable	2.44%	May 2020	40,090
Marriott Charleston Town Center	Fixed	3.85%	July 2020	17,108
Hyatt Regency Santa Clara	Variable	2.19%	September 2020	60,200
Grand Bohemian Charleston - Kessler JV (3)	Variable	2.69%	November 2020	17,091
Loews New Orleans Hotel	Variable	2.54%	November 2020	37,500
Grand Bohemian Mountain Brook - Kessler JV (4)	Variable	2.69%	December 2020	17,614
Hotel Monaco Chicago	Variable	2.44%	January 2021	26,000
Westin Galleria & Oaks Houston	Variable	3.34%	May 2021	110,000
Total Mortgage Loans (5)		3.93%		$1,128,137
Mortgage Loan Premium / (Discounts) (6)				(950)
Line of Credit				—
Total Debt				$1,127,187

(1)	Floating index is one month LIBOR. The Company does not have any hedging instruments in place.

(2)	Loan extension is at the discretion of Xenia. The majority of loans require minimum debt service coverage ratio and/or loan to value maximums and payment of extension fee.

(3)	The project construction loan has a total draw capacity of $20.0 million.

(4)	The project construction loan has a total draw capacity of $26.3 million.

(5)	Weighted average interest rate.

(6)	Loan premiums/(discounts) on assumed mortgages recorded in purchase accounting.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three and Six Months Ended June 30, 2015 and 2014
($ in thousands and unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Revenues:
Room revenues	$172,792	$166,204	4.0%	$325,882	$315,329	3.3%
Food and beverage revenues	64,954	61,036	6.4%	127,207	117,987	7.8%
Other revenues	13,479	15,037	(10.4)%	25,875	28,924	(10.5)%
Total revenues	$251,225	$242,277	3.7%	$478,964	$462,240	3.6%

Expenses:
Room expenses	$37,348	$35,507	5.2%	$72,536	$69,445	4.5%
Food and beverage expenses	41,311	39,993	3.3%	81,496	78,473	3.9%
Other direct expenses	4,455	7,326	(39.2)%	8,633	14,693	(41.2)%
Other indirect expenses	55,716	52,852	5.4%	109,121	103,810	5.1%
Management and franchise fees	13,618	14,022	(2.9)%	25,071	26,219	(4.4)%
Real estate taxes, personal property taxes and insurance	11,821	10,480	12.8%	23,998	21,248	12.9%
Ground lease expense	1,322	1,202	10.0%	2,597	2,424	7.1%
Total hotel operating expenses	$165,591	$161,382	2.6%	$323,452	$316,312	2.3%

Hotel EBITDA	$85,634	$80,895	5.9%	$155,512	$145,928	6.6%
Hotel EBITDA Margin	34.1%	33.4%	70 bps	32.5%	31.6%	90 bps

(1)
“Same-Property” results include the results for all hotels owned as of June 30, 2015, except for the two hotels under development, include periods prior to the Company’s ownership of the Aston Waikiki Beach Resort, and exclude the results of operations of the Crowne Plaza Charleston, Doubletree Suites Atlanta Galleria, and Holiday Inn Secaucus, all of which were disposed of in 2014. Results also include renovation and remediation disruption, and exclude the NOI guaranty payment at the Andaz San Diego.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel Statistical Data by Geography
For the Three and Six Months Ended June 30, 2015 and 2014
(unaudited)

	As of June 30, 2015
Region	Number of Hotels	Number of Rooms
South Atlantic
(Includes Florida, Georgia, Maryland, Virginia, West Virginia and Washington, D.C.)	15	3,269
West South Central
(Includes Louisiana and Texas)	9	3,339
Pacific
(Includes California and Hawaii)	7	3,066
Mountain
(Includes Arizona, Colorado, and Utah)	5	1,016
Other
(Includes Alabama, Illinois, Iowa, Kentucky, Massachusetts, Missouri and Pennsylvania)	10	1,953
Total	46	12,643

Hotel Statistics Adjusted for USALI

	Three Months Ended			Three Months Ended
	June 30, 2015			June 30, 2014			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Region
South Atlantic	81.0%	$186.67	$151.26	81.3%	$176.58	$143.58	5.3%
West South Central	74.6%	$190.24	$141.92	73.9%	$189.25	$139.95	1.4%
Pacific	82.3%	$196.14	$161.36	84.2%	$180.60	$151.99	6.2%
Mountain	83.0%	$174.73	$145.06	82.4%	$165.28	$136.21	6.5%
Other	80.5%	$183.50	$147.67	80.8%	$172.70	$139.57	5.8%
Total	79.7%	$188.43	$150.19	80.1%	$179.15	$143.44	4.7%

	Six Months Ended			Six Months Ended
	June 30, 2015			June 30, 2014			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Region
South Atlantic	79.2%	$183.33	$145.25	79.3%	$173.73	$137.76	5.4%
West South Central	75.0%	$192.47	$144.34	75.2%	$188.29	$141.65	1.9%
Pacific	76.9%	$194.07	$149.15	81.8%	$178.22	$145.73	2.3%
Mountain	81.9%	$176.50	$144.51	81.4%	$165.55	$134.71	7.3%
Other	73.1%	$167.98	$122.88	71.5%	$158.75	$113.52	8.2%
Total	76.8%	$185.45	$142.44	77.8%	$175.78	$136.73	4.2%

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel Statistical Data by Geography Continued
For the Three and Six Months Ended June 30, 2015 and 2014
(unaudited)

Unadjusted Hotel Statistics

	Three Months Ended			Three Months Ended
	June 30, 2015			June 30, 2014			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Region
South Atlantic	81.0%	$186.67	$151.26	81.3%	$177.46	$144.29	4.8%
West South Central	74.6%	$190.24	$141.92	73.9%	$189.25	$139.95	1.4%
Pacific	82.3%	$196.14	$161.36	84.2%	$185.08	$155.77	3.6%
Mountain	83.0%	$174.73	$145.06	82.4%	$165.28	$136.21	6.5%
Other	80.5%	$183.50	$147.67	80.8%	$172.69	$139.56	5.8%
Total	79.7%	$188.43	$150.19	80.1%	$180.52	$144.54	3.9%

	Six Months Ended			Six Months Ended
	June 30, 2015			June 30, 2014			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Region
South Atlantic	79.2%	$183.33	$145.25	79.3%	$174.56	$138.42	4.9%
West South Central	75.0%	$192.47	$144.34	75.2%	$188.29	$141.65	1.9%
Pacific	76.9%	$194.07	$149.15	81.8%	$183.16	$149.77	(0.4)%
Mountain	81.9%	$176.50	$144.51	81.4%	$165.55	$134.71	7.3%
Other	73.1%	$167.98	$122.88	71.5%	$158.75	$113.52	8.2%
Total	76.8%	$185.45	$142.44	77.8%	$177.25	$137.87	3.3%

(1)
“Same-Property” results include the results for all hotels owned as of June 30, 2015, except for the two hotels under development, include periods prior to the Company’s ownership of the Aston Waikiki Beach Resort, and exclude the results of operations of the Crowne Plaza Charleston, Doubletree Suites Atlanta Galleria, and Holiday Inn Secaucus, all of which were disposed of in 2014. Results also include renovation and remediation disruption, and exclude the NOI guaranty payment at the Andaz San Diego.

Xenia Hotels & Resorts, Inc.
Historical Same-Property(1) Hotel EBITDA by Property
For the Year Ended December 31, 2014
($ in millions and unaudited)

Year Ended December 31, 2014
Andaz Napa	$2,261
Andaz San Diego	3,338
Andaz Savannah	3,961
Aston Waikiki Beach Hotel	17,838
Bohemian Hotel Celebration	1,966
Bohemian Hotel Savannah Riverfront	4,366
Courtyard Birmingham Downtown at UAB	2,345
Courtyard Fort Worth Downtown/Blackstone	3,385
Courtyard Kansas City Country Club Plaza	2,437
Courtyard Pittsburgh Downtown	4,413
DoubleTree by Hilton Hotel Washington DC	4,121
Embassy Suites Baltimore North/Hunt Valley	2,399
Fairmont Dallas	9,166
Grand Bohemian Hotel Orlando	7,157
Hampton Inn & Suites Baltimore Inner Harbor	1,871
Hampton Inn & Suites Denver Downtown	3,611
Hilton Garden Inn Chicago North Shore/Evanston	2,861
Hilton Garden Inn Washington DC Downtown	9,052
Hilton Phoenix Suites	2,838
Hilton St. Louis Downtown at the Arch	2,207
Hilton University of Florida Conference Center Gainesville	3,563
Homewood Suites by Hilton Houston Near the Galleria	4,159
Hotel Monaco Chicago	4,241
Hotel Monaco Denver	6,960
Hotel Monaco Salt Lake City	4,728
Hyatt Key West Resort & Spa	8,028
Hyatt Regency Orange County	11,005
Hyatt Regency Santa Clara	12,903
Loews New Orleans Hotel	5,759
Lorien Hotel & Spa	2,883
Marriott Atlanta Century Center/Emory Area	2,783
Marriott Charleston Town Center	3,184
Marriott Chicago at Medical District/UIC	2,085
Marriott Dallas City Center	7,793
Marriott Griffin Gate Resort & Spa	6,524
Marriott Napa Valley Hotel & Spa	6,806
Marriott San Francisco Airport Waterfront	16,484

Xenia Hotels & Resorts, Inc.
Historical Same-Property(1) Hotel EBITDA by Property - Continued
For the Year Ended December 31, 2014
($ in millions and unaudited)

Year Ended December 31, 2014
Marriott West Des Moines	2,550
Marriott Woodlands Waterway Hotel & Convention Center	18,107
Renaissance Atlanta Waverly Hotel & Convention Center	10,481
Renaissance Austin Hotel	10,925
Residence Inn Baltimore Downtown/Inner Harbor	4,216
Residence Inn Boston Cambridge	7,320
Residence Inn Denver City Center	7,597
Westin Galleria Houston & Westin Oaks Houston at The Galleria	21,024
Total Hotel EBITDA	$283,701

(1)
"Same-Property" Hotel EBITDA include results for the year ended December 31, 2014 for all hotels owned as of June 30, 2015, except for the two hotels under development, and include periods prior to the Company's ownership of Aston Waikiki Beach Resort. Results also include renovation and remediation disruption and exclude the NOI guaranty payment of $1.4 million at the Andaz San Diego.